Exhibit 99.1

InnerWorkings Announces Third Quarter 2009 Results

Seven Enterprise Wins in Quarter Brings Year-to-Date Total to Twenty Four

Chicago, IL, November 5, 2009 – InnerWorkings, Inc. (NASDAQ: INWK), a leading global provider of managed print and promotional solutions to corporate clients, today reported results for the three months ended September 30, 2009.

Quarterly Highlights:

•

Revenue generated during the third quarter was $98.2 million, including a $5.7 million one-time correction of a 2008 revenue accrual related to one customer. Adjusted revenue excluding this one-time correction is $103.9 million. Please refer to the non-GAAP reconciliation table below for more information.

•

Reported net income and earnings per share for the third quarter was $1.7 million and $0.04 per diluted share. Excluding the one-time correction, adjusted net income and earnings per share are $2.3 million and $0.05 per diluted share. Please refer to the non-GAAP reconciliation table below for more information.

•	Seven new enterprise contracts were signed during the quarter, including agreements with InterContinental Hotels Group, The Scotts Company and Bayer.

•	Revenue from new accounts was $14.6 million in the quarter and $35.3 million year-to-date.

•	Cash flow generated from operations was $2.0 million in the third quarter.

“In terms of the size and quality of our new enterprise wins, the third quarter was among the best we’ve had,” said Eric D. Belcher, Chief Executive Officer of InnerWorkings. “We believe we have seen the bottom with respect to marketing budgets and print spends and continue to gain confidence that our markets are improving.”

InnerWorkings Announces Third Quarter 2009 Results

Additional third quarter 2009 financial and operational highlights include the following:

•	For the third quarter of 2009, 65 percent of the Company’s revenue was generated from sales to enterprise clients, with the remaining 35 percent derived from transactional clients.

•	Customer concentration from the Company’s top 10 accounts decreased to 33 percent of total revenue compared to 35 percent in the year-earlier period.

•	The Company conducted business with 24 of its top 25 customers from the year-earlier period.

•	As of the end of the third quarter the Company has an outstanding balance of $42.3 million on its bank credit facility and retains cash and short-term investments of $25.8 million.

“We are continuing to manage expenses prudently and reduce costs as we seek an optimization of our resources,” said Joseph M. Busky, Chief Financial Officer of InnerWorkings. “We believe that further productivity initiatives, along with sustained financial discipline and our healthy balance sheet and cash flow generation will position us well to benefit as market conditions continue to improve. As sales begin to recover in earnest, we expect to strengthen our operating leverage and improve our financial performance.”

2008 Revenue Accrual Correction

As noted above, InnerWorkings recorded a one time, non-cash correction of a 2008 revenue accrual for one customer account in the quarter. The adjustment relates primarily to the second and third quarters of 2008. The out-of-period adjustment in the third quarter of 2009 was for $5.7 million in revenue, $0.9 million of gross profit and $0.6 million of net income. This adjustment is confined to one customer. InnerWorkings identified and addressed the issue and additional safeguards and controls have been implemented in an effort to prevent anything similar from reoccurring. We have concluded that no prior periods are materially misstated and that no restatement is required for any prior period as a result of this correction.

Conference Call

A conference call will be broadcast live on Thursday, November 5, 2009, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time). The live webcast discussion, which will include a Q&A session, will be hosted by Eric D. Belcher, Chief Executive Officer, and Joseph M. Busky, Chief Financial Officer. Interested parties are invited to listen to the live webcast by visiting the Investor “Events & Presentations” section of InnerWorkings’ website at www.inwk.com. A replay of the webcast will be available later that day in the same section of the website.

InnerWorkings Announces Third Quarter 2009 Results

About InnerWorkings, Inc.

InnerWorkings, Inc. (NASDAQ: INWK) is a leading global provider of managed print and promotional solutions to corporate clients across a wide range of industries. With proprietary technology, an extensive supplier network and domain expertise, the Company procures, manages and delivers printed materials and promotional products as part of a comprehensive outsourced enterprise solution. The Company is based in Chicago with other offices in the United States and in the United Kingdom. For more information on InnerWorkings, visit: www.inwk.com.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted revenue, adjusted net income and adjusted earnings per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see “Reconciliation of Adjusted Revenue, Net Income and Earnings Per Share” included in this press release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our most recently filed Form 10-K.

(inwk-e)

FOR FURTHER INFORMATION:

InnerWorkings, Inc.

Joe Busky

(312) 784-2603

jbusky@inwk.com

InnerWorkings Announces Third Quarter 2009 Results

Consolidated Statements of Income (unaudited)

	Three months ended September 30,
	2008	2009
Revenue	$122,016,248	$98,206,204
Cost of goods sold	92,540,770	73,304,494

Gross profit	29,475,478	24,901,710
Operating expenses:
Selling, general, and administrative expenses	20,305,114	20,034,045
Depreciation and amortization	1,337,901	2,041,801

Income from operations	7,832,463	2,825,864
Total other income (expense)	1,387,327	(119,108)

Income before taxes	9,219,790	2,706,756
Income tax expense	3,540,699	977,181

Net income	$5,679,091	$1,729,575

Basic earnings per share	$0.12	$0.04
Diluted earnings per share	$0.12	$0.04

Weighted average shares outstanding, basic	47,097,230	45,580,606
Weighted average shares outstanding, diluted	49,136,416	47,175,594

	Nine months ended September 30,
	2008	2009
Revenue	$314,554,263	$292,581,147
Cost of goods sold	237,732,172	219,929,771

Gross profit	76,822,091	72,651,376
Operating expenses:
Selling, general, and administrative expenses	54,854,905	60,678,251
Depreciation and amortization	3,207,904	5,756,247

Income from operations	18,759,282	6,216,878
Total other income (expense)	6,879,302	(88,714)

Income before taxes	25,638,584	6,128,164
Income tax expense	9,996,182	2,002,902

Net income	$15,642,402	$4,125,262

Basic earnings per share	$0.33	$0.09
Diluted earnings per share	$0.31	$0.09

Weighted average shares outstanding, basic	47,723,840	45,504,137
Weighted average shares outstanding, diluted	49,862,159	47,122,499

InnerWorkings Announces Third Quarter 2009 Results

Consolidated Balance Sheets

	December 31, 2008	September 30, 2009
		(unaudited)
Balance Sheet Data
Cash and cash equivalents	$4,011,855	$1,348,745
Short-term investments	—	24,451,256
Accounts receivable, net of allowance for doubtful accounts	73,628,112	76,086,409
Unbilled revenue	27,802,667	21,074,416
Inventories	7,539,870	13,132,841
Prepaid expenses	9,257,086	10,742,623
Other current assets	8,081,553	7,783,172
Total long-term assets	123,501,173	111,656,030

Total assets	$253,822,316	$266,275,492

Accounts payable-trade	$54,084,430	$64,683,388
Other current liabilities	65,854,864	52,982,772
Capital lease obligations, less current maturities	144,993	46,422
Other long-term liabilities	—	2,924,917
Total stockholders’ equity	133,738,029	145,637,993

Total liabilities and stockholders’ equity	$253,822,316	$266,275,492

Cash Flow Data (unaudited)

	Nine Months Ended September 30,
	2008	2009
Net cash provided by operating activities	$14,279,298	$10,082,930
Net cash used in investing activities	(33,728,170)	(12,601,332)
Net cash provided by (used) in financing activities	10,574,457	(61,832)

Effect of exchange rate changes on cash and cash equivalents	144,130	(82,876)

Decrease in cash and cash equivalents	(8,730,285)	(2,663,110)
Cash and cash equivalents, beginning of period	26,716,239	4,011,855

Cash and cash equivalents, end of period	$17,985,954	$1,348,745

InnerWorkings Announces Third Quarter 2009 Results

Reconciliation of Adjusted Revenue, Net Income and Earnings Per Share

(unaudited) (in millions, except per share amounts)

	Three months ended September 30,
	2008	Reported 2009	One-time Adjustment	Adjusted 2009
Revenue	$122.0	$98.2	$5.7	$103.9
Cost of goods sold	92.5	73.3	4.8	78.1

Gross profit	29.5	24.9	0.9	25.8
Selling, general, and administrative expenses	20.4	20.1	—	20.1
Depreciation and amortization	1.3	2.0	—	2.0

Income from operations	7.8	2.8	0.9	3.7
Total other income (expense)	1.4	(0.1)	—	(0.1)

Income before taxes	9.2	2.7	0.9	3.6
Income tax expense	3.5	1.0	0.3	1.3

Net income	$5.7	$1.7	$0.6	$2.3

Basic earnings per share	$0.12	$0.04	$0.01	$0.05
Diluted earnings per share	$0.12	$0.04	$0.01	$0.05

	Nine months ended September 30,
	2008	Reported 2009	One-time Adjustment	Adjusted 2009
Revenue	$314.6	$292.6	$5.7	$298.3
Cost of goods sold	237.8	219.9	4.8	224.7

Gross profit	76.8	72.7	0.9	73.6
Selling, general, and administrative expenses	54.8	60.7	—	60.7
Depreciation and amortization	3.2	5.8	—	5.8

Income from operations	18.8	6.2	0.9	7.1
Total other income (expense)	6.8	(0.1)	—	(0.1)

Income before taxes	25.6	6.1	0.9	7.0
Income tax expense	10.0	2.0	0.3	2.3

Net income	$15.6	$4.1	$0.6	$4.7

Basic earnings per share	$0.33	$0.09	$0.01	$0.10
Diluted earnings per share	$0.31	$0.09	$0.01	$0.10

InnerWorkings Announces Third Quarter 2009 Results